July 20, 1998








Dear Investor:

     As you may recall, we are continuing to work with the Securities and Exchange Commission on a proposal to sell your partnerships' properties to the Managing General Partner and to liquidate your partnership. This information is required to be reviewed by the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934. This is a lengthy process and could take another 60-75 days to complete.

     You will continue to receive quarterly distributions until proxy statements have been mailed to you. Your continued patience is appreciated and as always, if you have questions, please contact the Investor Relations Department at 800/777-2750 or 281/874-2750.

                                                     Sincerely,



                                                     /s/ Bruce H. Vincent
                                                     --------------------------
                                                     Senior Vice President